UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 23, 2007

SmarTire Systems Inc.
(Exact name of registration as specified in its charter)

British Columbia, Canada	0-29248	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

#150 - 13151 Vanier Place Richmond, British Columbia, Canada	V6V 2J1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 276-9884

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On January 23, 2007, we entered into a securities purchase agreement with Xentenial Holdings Limited in which we agreed to sell, and Xentenial agreed to purchase, one or more secured convertible debentures for an aggregate principal amount of up to $1,800,000. Pursuant to the securities purchase agreement, we agreed to grant to Xentenial a security interest over all of our assets to secure repayment of the convertible debenture and we agreed to enter into a registration rights agreement whereby we would register all of the common shares of our company that can be issued upon a conversion of the convertible debenture.

Pursuant to the terms of the security purchase agreement, we sold one secured convertible debenture on January 23, 2007 to Xentenial Holdings Limited in the principal amount of $684,000. Under the terms of this secured convertible debenture, we are required to repay principal, together with accrued interest calculated at an annual rate of ten percent (10%), on or before January 23, 2009. Interest may be paid either in cash or in shares of our common stock valued at the closing bid price on the trading day immediately prior to the date paid, at our option. Subject to a restriction describe below, all or any part of principal and interest due under the secured convertible debenture may be converted at any time at the option of the holder into shares of our common stock. The conversion price in effect on any conversion date shall be equal to the lesser of

(b)	$0.0573 or;

(b)	eighty percent (80%) of the lowest volume weighted average price of our common stock during the thirty (30) trading days immediately preceding the conversion date as quoted by Bloomberg, LP.

The conversion price is subject to adjustment in the event we issue any shares of our common stock (or any rights, options, warrants or securities convertible or exercisable into shares of our common stock) at a price per share less than the conversion price then in effect, in which event, subject to certain agreed exceptions, the conversion price will be reduced to the lower purchase price.

The secured convertible debenture contains a contractual restriction on beneficial share ownership. It provides that the holders may not convert the convertible debenture, or receive shares of our common stock as payment of interest, to the extent that the conversion or the receipt of the interest payment would result in such holder, together with its respective affiliates, beneficially owning in excess of 4.99% of our then issued and outstanding shares of common stock. This beneficial ownership limitation may be waived by the holder upon not less than 65 days’ notice to us.

Because the sale of the secured convertible debenture to Xentenial Holdings and the grant of a security interest in our assets required the prior written consent of the holders of certain convertible debentures that we had previously issued and which are still outstanding, we were required to obtain the written consent of Cornell Capital Partners, LP, Staraim Enterprises Limited, Starome Investments Limited, Certain Wealth and TAIB Bank. As an inducement to obtain their written consent, we agreed to secure not only the $684,000 of debt evidenced by this secured convertible debenture, but also the previously unsecured convertible debt issued by us to, and currently still held by, Cornell Capital Partners, LP, Staraim Enterprises and Starome Investments. On January 23, 2007 we entered into a security agreement with Xentenial Holdings Limited, Cornell Capital Partners, LP, Starome Investments Limited and Staraim Enterprises Limited, in which we granted to these parties a security interest over all of our assets to secure both the repayment to Xentenial Holdings of all debts of our company now or hereafter held by it (including the secured convertible debenture dated January 23, 2007) and all of the previously existing debt evidenced by the previously unsecured convertible debentures that we had previously sold to Cornell Capital Partners, Staraim Enterprises and Starome Investments.

In connection with the execution of the securities purchase agreement and the sale of the secured convertible debenture to Xentenial Holdings, we entered into a registration rights agreement with Xentenial Holdings dated January 23, 2007 pursuant to which we agreed to prepare and file, no later than 180 days after the date of the registration rights agreement, with the Securities and Exchange Commission a registration statement on Form S-1 or SB-2 (or, if we are then eligible, on Form S-3) under the Securities Act of 1933, as amended, for the resale by Xentenial Holdings of 300% of the number of our common shares that may be issued upon conversion of the secured convertible debenture.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

On January 23, 2007 we sold one secured convertible debenture to Xentenial Holdings Limited in the principal amount of $684,000. The terms of this secured convertible debenture are described in Item 1.01 of this Form 8-K, above. We issued this secured convertible debenture to one qualified institutional buyer (as that term is defined in Rule 144A promulgated under the Securities Act of 1933) in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended.

We received net proceeds of $600,600 as we paid to Yorkville Advisors, LLC, a cash commitment fee of $68,400 and a cash structuring fee of $15,000, in connection with the securities purchase agreement out of the aggregate purchase price paid for the convertible debenture.

Item 9.01   Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit Number   Description

9.1 Securities Purchase Agreement dated January 23, 2007 by and between SmarTire Systems Inc. and Xentenial Holdings Limited.
9.2 Registration Rights Agreement dated January 23, 2007 by and between SmarTire Systems Inc. and Xentenial Holdings Limited.

9.3 Security Agreement dated January 23, 2007 by and between SmarTire Systems Inc., Xentenial Holdings Limited, Cornell Capital Partners, LP, Starome Investments Limited and  Staraim Enterprises Limited.

9.4 Convertible Debenture dated January 23, 2007 issue by SmarTire Systems Inc. to Xentenial Holdings Limited.

9.5 Consent by Cornell Capital Partners LP, Xentennial Holdings Limited, Sterome Investements Limited, Staraim Enterprises Limited, TAIB Bank, B.S.C., and Certain Wealth Limited dated January 19, 2007.

99.1 Press Release issued January 26, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

SMARTIRE SYSTEMS INC.

Date: January 26, 2007                       By: /s/ Jeff Finkelstein
     Jeff Finkelstein
     Chief Financial Officer